UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _________________________________________
FORM 8-K
  _________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 10, 2023
  _________________________________________
AVIDITY BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)
 _________________________________________

Delaware	001-39321	46-1336960
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
10578 Science Center Drive, Suite 125
San Diego, California 92121 92121
(Address of principal executive offices) (Zip Code)
(858) 401-7900
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
 _________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RNA	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.
On July 10, 2023, Avidity Biosciences, Inc. (“Avidity” or the “Company”) is participating in the 2nd Annual RNA Therapeutics Summit hosted by TD Cowen (the "Cowen Summit"). At the Cowen Summit, Avidity will provide certain updates regarding its clinical programs, which is discussed in Item 8.01 below and incorporated into this Item by reference.

The Cowen Summit will be accessible via webcast under the “Events and Presentations” page in the “Investors” section of Avidity’s corporate website, at https://www.aviditybiosciences.com.

The information contained in this Item 7.01, including the information contained on Avidity’s corporate website, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.
Regarding the MARINA-OLE™ trial of AOC 1001 in adults with myotonic dystrophy type 1 (DM1), the Company plans to provide first look data during the first half of 2024. The Company is in the process of dose-escalating 12 participants in the MARINA-OLE trial from 2 mg/kg to 4 mg/kg, which the Company anticipates will require several months to complete, given the required dosing intervals and respective participant dosing timelines. Additionally, in the coming weeks, the Company plans to begin to enroll participants with Duchenne muscular dystrophy with mutations amenable to exon 44 skipping (DMD44) in the EXPLORE44™ trial of AOC 1044. The Company plans to share data from healthy volunteers in the EXPLORE44 trial in the fourth quarter of 2023. The Company anticipates this data will include muscle tissue concentration, safety and any initial signs of exon skipping in lower doses.

Forward-Looking Statements

Avidity cautions readers that statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company's current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: the expected progression of the Company's clinical programs, the availability of data from such programs and the Company's plans to release such data; the dose-escalating of participants in the MARINA-OLE™ trial, the timing thereof and related requirements; the enrollment and continuation of participants in the Company's clinical programs; and the type of data to be included in the public release of data from clinical programs. The inclusion of forward-looking statements should not be regarded as a representation by Avidity that any of these items will be achieved. Actual results may differ from those set forth in this Current Report on Form 8-K due to the risks and uncertainties inherent in our business, including, without limitation: Avidity may not be able to resolve the partial clinical hold related to the serious adverse event which occurred in the Phase 1/2 MARINA™ trial, which may result in delays in the clinical development of AOC 1001; additional participant data related to Avidity's product candidates that continues to become available may be inconsistent with the data produced as of the date hereof and the conclusions drawn therefrom; unexpected adverse side effects or inadequate efficacy of Avidity's product candidates that may delay or limit their development, regulatory approval and/or commercialization, or may result in additional clinical holds, recalls or product liability claims; Avidity is early in its development efforts; Avidity's approach to the discovery and development of product candidates based on its AOC platform is unproven, and the Company does not know whether it will be able to develop any products of commercial value; potential delays in the commencement, enrollment, data readouts and completion of preclinical studies or clinical trials; the success of its preclinical studies and clinical trials for the Company's product candidates; the results of preclinical studies and early clinical trials are not necessarily predictive of future results; Avidity's dependence on third parties in connection with preclinical and clinical testing and product manufacturing; regulatory developments in the United States and foreign countries, including acceptance of INDs and similar foreign regulatory filings and the proposed design of future clinical trials; Avidity could exhaust its available capital resources sooner than it currently expects and fail to raise additional needed capital; and other risks described in prior press releases and in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission (SEC) on February 28, 2023, and in subsequent filings with the SEC. Avidity cautions readers not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update such statements to reflect events that occur or circumstances that arise after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIDITY BIOSCIENCES, INC.

Date: July 10, 2023	By:	/s/ Michael F. MacLean
Michael F. MacLean
Chief Financial and Chief Business Officer